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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85894) and Form S-8 (No. 333-105803, No. 333-61336 and No. 333-47768) of Charles River Laboratories International, Inc. of our report dated February 6, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2004